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Exhibit 10.6

Amendment 2008-1
Amendment For Final Regulations Under Code Section 409A

QWEST COMMUNICATIONS INTERNATIONAL INC.
DEFERRED COMPENSATION PLAN

        WHEREAS, Qwest Communications International Inc. (the "Company") established the Qwest Communications International Inc. Deferred Compensation Plan effective as of January 1, 1999, as amended and restated effective January 1, 2005 (the "Plan"); and

        WHEREAS, Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), applies to the Part A of the Plan; and

        WHEREAS, the Company wishes to amend Part A of the Plan in order to comply with final regulations issued under Code Section 409A; and

        WHEREAS, Section 11.1 of the Plan permits the Company to amend the Plan provided that no such amendment shall decrease or restrict the value of a participant's account balance in existence at the time the amendment is made.

        NOW THEREFORE, Part A of the Plan is hereby amended as set forth below effective as of January 1, 2009:

        1.     Part A, Section 4.4, Coordination With Withdrawal Election Rules in Effect for Pre-2005 Deferrals, is hereby amended by replacing the first sentence of Part A, Section 4.4 as follows:

          4.4   Coordination With Withdrawal Election Rules in Effect for Pre-2005 Deferrals.    If the Participant elects to withdraw all of his or her pre-2005 Account Balance pursuant to the terms of Section 4.4 of Part B of this Plan, the following rules will apply, provided, however, that in no event will any benefits under this Part A be subject to the withdrawal provisions of Section 4.4 of Part B:

        2.     Part A, Section 11.4, Termination, is hereby amended by adding the following sentence at the end of the paragraph:

    In the event the Plan is terminated, benefits will be paid as provided in this Plan, however, at the discretion of the Employer, any benefit that is subject to Code Section 409A may be distributed in a manner that complies with the applicable requirements of Code Section 409A.

        3.     Except as amended above, each and every provision of the Plan, as it previously may have been amended, shall remain in full force and effect without change or modification.

        4.     Any inconsistent provision of the Plan shall be read to be consistent with this Plan Amendment and its purposes.

PLAN DESIGN COMMITTEE QWEST COMMUNICATIONS INTERNATIONAL INC.
By:	FELICITY O'HERRON Title: Vice President, Human Resources	By:	ERIK P. AMMIDOWN Title: Director, Employee Benefits, Health & Disability Benefits
By:	GERARD SMITH Title: Director, Employee Benefits, HRIS
Dated: November 11, 2008

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  Exhibit 10.6